Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Christopher J. Grell
U.S. Bank National Association
100 Wall Street, 6th Fl.
New York, NY 10005
(212) 951-6990
 (Name, address and telephone number of agent for service)

Cigna Corporation
(Issuer with respect to the Securities)

Delaware	82-4991898
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

900 Cottage Grove Road Bloomfield, Connecticut	06002
(Address of Principal Executive Offices)	(Zip Code)

4.000% Notes due 2022
8.30% Notes due 2023
7.65% Notes due 2023
3.250% Notes due 2025
7.875% Notes due 2027
3.050% Notes due 2027
8.30% Step-Down Notes due 2033
6.150% Notes due 2036
5.875% Notes due 2041
5.375% Notes due 2042
3.875% Notes due 2047
3.900% Notes due 2022
3.050% Notes due 2022
3.000% Notes due 2023
3.50% Notes due 2024
4.500% Notes due 2026
3.400% Notes due 2027
6.125% Notes due 2041
4.800% Notes due 2046
4.125% Notes due 2020
(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.
Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.**

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.**

4.	A copy of the existing bylaws of the Trustee.***

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of March 31, 2020 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

** Incorporated by reference to Exhibit 25 to registration statement on form S-3ASR,  Registration Number 333-236877 filed on March 4, 2020.

*** Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR,  Registration Number 333-199863 filed on November 5, 2014.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York in the State of New York on the 22nd day of May, 2020.

By:	/s/ Christopher J. Grell
Christopher J. Grell
Vice President

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: May 22, 2020

By:	/s/ Christopher J. Grell
Christopher J. Grell
Vice President

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 3/31/2020

($000’s)

3/31/2020
Assets
Cash and Balances Due From Depository Institutions	$46,699,020
Securities	122,149,987
Federal Funds	2,807
Loans & Lease Financing Receivables	316,711,655
Fixed Assets	9,075,777
Intangible Assets	12,477,802
Other Assets	26,012,043
Total Assets	$533,129,091

Liabilities
Deposits	$405,823,094
Fed Funds	1,428,527
Treasury Demand Notes	0
Trading Liabilities	1,392,214
Other Borrowed Money	55,078,404
Acceptances	0
Subordinated Notes and Debentures	3,850,000
Other Liabilities	14,338,298
Total Liabilities	$481,910,537

Equity
Common and Preferred Stock	18,200
Surplus	14,266,915
Undivided Profits	36,132,907
Minority Interest in Subsidiaries	800,532
Total Equity Capital	$51,218,554

Total Liabilities and Equity Capital	$533,129,091